Calculation of Filing Fee Tables
S-8
Biomea Fusion, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.0001 par value per share	Other	3,614,972	$ 1.30	$ 4,699,463.60	0.0001381	$ 649.00
2	Equity	Common Stock, $0.0001 par value per share	Other	722,994	$ 1.30	$ 939,892.20	0.0001381	$ 129.80
Total Offering Amounts:						$ 5,639,355.80		$ 778.80
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 778.80
Offering Note
[1]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h)(1) of the Securities Act, and based on $1.30, the average of the high and low sale prices of the of the Registrant's common stock as reported on the Nasdaq Global Market on January 2, 2026. (3) Represents an automatic increase to the number of shares available for issuance under the Registrant's 2021 Incentive Award Plan (the "2021 Plan") effective as of January 1, 2026. Shares available for issuance under the 2021 Plan were previously registered on Form S-8 filed with the Securities and Exchange Commission on April 20, 2021 (Registration No. 333-255377).

[2]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h)(1) of the Securities Act, and based on $1.30, the average of the high and low sale prices of the of the Registrant's common stock as reported on the Nasdaq Global Market on January 2, 2026. (4) Represents an automatic increase to the number of shares available for issuance under the Registrant's 2021 Employee Stock Purchase Plan (the "2021 ESPP") effective as of January 1, 2026. Shares available for issuance under the 2021 ESPP were previously registered on Form S-8 filed with the Securities and Exchange Commission on April 20, 2021 (Registration No. 333-255377).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A